UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 8, 2013

RTS Oil Holdings, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-53182	11-3797590
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2319 Foothill Drive, Suite 160
Salt Lake City, Utah		84109
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 810-4662

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2

FORWARD-LOOKING STATEMENTS

In this Current Report on Form 8-K, references to “RTS Oil,” the “Company,” “we,” “us,” “our” and words of similar import refer to RTS Oil Holdings, Inc., a Utah corporation and its subsidiaries, unless the context requires otherwise.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Current Report. We cannot assure you that the forward-looking statements in this Current Report will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely, and it should be read and considered with other reports filed by us with the Securities and Exchange Commission. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

JUMPSTART OUR BUSINESS STARTUPS ACT DISCLOSURE

We qualify as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act by the Jumpstart Our Business Startups Act (the “JOBS Act”). An issuer qualifies as an “emerging growth company” if it has total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year, and will continue to be deemed an emerging growth company until the earliest of:

•	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.0 billion or more;

•	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

•	the date on which the issuer has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or

•	the date on which the issuer is deemed to be a “large accelerated filer,” as defined in Section 240.12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

As an emerging growth company, we are exempt from various reporting requirements. Specifically, we are exempt from the following provisions:

•	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires evaluations and reporting related to an issuer’s internal controls;

•	Section 14A(a) of the Exchange Act, which requires an issuer to seek shareholder approval of the compensation of its executives not less frequently than once every three years; and

•

Section 14A(b) of the Exchange Act, which requires an issuer to seek shareholder approval of its so-called “golden parachute” compensation, or compensation upon termination of an employee’s employment.

Under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies.  We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 8.01 for the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the financial statements of RTS Oil LLC, a Kazakhstan registered entity organized as a limited liability partnership, which is now a wholly-owned subsidiary of the Company.

ITEM 8.01 – OTHER INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our audited financial statements and notes to our financial statements included in Item 9.01 of this Current Report.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues, gross margin and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity, and financing sources.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include those relating to our liquidity requirements, future events that may result in the need for additional capital, the cost and availability of additional capital that we may require and possible related restrictions on our future operating or financing flexibility, our future ability to attract industry or financial participants to share the costs of exploration, exploitation, development, and acquisition activities, future plans and the financial and technical resources of industry or financial participants, and other factors.

Acquisition of RTS Oil LLC

On May 8, 2013, Geo Point Technologies, Inc. (“Geo Point”) entered into a Share Exchange Agreement (the “Agreement”) with RTS Oil LLC (“RTS”) to acquire all of the issued and outstanding owners’ equity of RTS. Pursuant to the terms of the Agreement, RTS became a wholly-owned subsidiary of Geo Point, and the RTS equity owners assumed the controlling interest in Geo Point.

RTS, a Kazakhstan registered entity organized as a limited liability partnership, was founded in 2000 and is headquartered in Taraz, Kazakhstan. RTS is a distributor of refined oil products in the wholesale and retail markets in southern Kazakhstan.

RTS operates 19 gasoline stations and seven crude oil and fuel terminals (“fuel tank farms”). Of the seven fuel tank farms, RTS owns one fuel tank farm and leases six others with total storage capacity of more than 40,000 tons of crude oil and refined oil products. RTS leases the gasoline stations under operating lease agreements with related parties. It also owns a fleet of 28 trucks, with capacities ranging from 20 to 34 tons of diesel/gasoline. Refined products are sold wholesale to other distributors and retail via RTS gasoline stations. RTS also supplies furnace fuel to refineries in the Kyrgyz republic for further processing.

Sources of Revenues

We generate revenues principally from the sale of crude oil and refined oil products in Kazakhstan.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures.  On an ongoing basis, we evaluate our estimates and assumptions.  Our actual results may differ from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in Note 2 to the financial statements, the following accounting policy involves a greater degree of judgment and complexity.  Accordingly, this is the policy we believe is the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition.  Revenue from the sale of crude oil and refined oil products is recorded net of all trade discounts and volume rebates. Revenue is recognized when the significant risks and rewards of ownership have been transferred to the buyer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods, and the amount of revenue can be measured reliably. Transfers of risks and rewards vary depending on the individual terms of the contract of sale.

Results of Operations (In Thousands)

Revenues.  Revenues for the year ended March 31, 2013, were $81,815, compared to $76,366 during the comparable prior period in 2012. The increase in revenues was primarily due to the increase in sales from wholesale operations.

Crude Oil and Product Costs.  Crude oil and product costs for the year ended March 31, 2013, were $68,786, compared to $61,568 during the comparable prior period in 2012.  The increase in Crude Oil and Products Costs was primarily due to the increase in revenues.

Selling, General and Administrative Expenses.  General and administrative expenses for the year ended March 31, 2013, were $1,509, compared to $1,741 for the comparable prior period in 2012.  Selling, general and administrative expenses primarily include compensation, professional services, marketing expenses, utilities, maintenance materials and services, and other support costs.

Related Party Rent Expense.  At March 31, 2013 and 2012, the Company leased six of its fuel tank farms and 19 of its petrol stations under operating lease agreements from related parties (immediate family members of an owner). The agreements are cancelable upon initiation of either party within 3 months and set the rental payments at nominal amounts. The Company recorded the fair value of rental expense of $4,588 and $4,670 for the years ended March 31, 2013 and 2012, respectively.

Cash Flows from Operating Activities.  Net cash provided operating activities during the year ended March 31, 2013, was $4,262, compared to net cash used in operating activities for the year ended March 31, 2012, of $7,511.  This increase was primarily a result of decrease in inventories from $37,147 to $16,893, an increase of $3,095 in Taxes payable, partially offset by an increase in Advances to suppliers from $26,391 to $32,165 as well as by a decrease in Accounts payable and accrued liabilities from $14,964 to $538.

Cash Flows from Investing Activities.  Net cash used in investing activities during the year ended March 31, 2013, was $137, compared to net cash used in investing activities for the year ended March 31, 2012, of $63.  This increase in cash used for investing was primarily due to additional capital expenditures related to our locations.

Cash Flows from Financing Activities.  Net cash used by financing activities during the year ended March 31, 2013, was $4,636, compared to net cash provided by financing activities for the year ended March 31, 2012, of $7,970. The decrease in cash provided by financing activities was directly related to the Dividends paid in the amount of $10,705, partially offset by the net cash provided from the lines of credit in the amount of $5,873.

Liquidity and Capital Resources

The primary source of our liquidity during the year ended March 31, 2013, was cash on hand, operations, and  revolving lines of credit.  The accompanying financial statements have been prepared assuming we will continue as a going concern.  As shown in the accompanying financial statements,  we have a working capital surplus of $230 and had a net increase in cash flows from operations during the year ended March 31, 2013.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). We also provide certain non-GAAP financial measures—Adjusted EBITDA and EBITDA. We present Adjusted EBITDA because we believe that it is an important supplemental measure relating to our financial condition. We use Adjusted EBITDA because we believe our investors are familiar with Adjusted EBITDA and that consistency in presentation of EBITDA-related measures is helpful to investors.

EBITDA is defined as income before interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted by certain non-cash charges. Our presentation of Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use, as it does not consider debt service requirements, capital expenditures or other non-discretionary expenditures that are not deducted from the measure.

We caution investors that our presentation of Adjusted EBITDA and EBITDA may not be comparable to similarly titled measures of other companies.

(in thousands)	Year ended March 31, 2013	Year ended March 31, 2012
Reconciliation:
Net Income	$1,125	$ 2,576

Adjustments to derive EBIDTA:
Interest expense	5,021	5,451
Depreciation expense	76	68
Provision for income taxes	1,441	1,177

EBITDA	7,663	9,272

Non-cash charges
Related party rent expense in excess of contractual amount	4,460	1,937

Adjusted EBITDA	$12,123	$ 11,209

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

(a)

RTS OIL LLC

INDEX TO FINANCIAL STATEMENTS

[Mantyla McReynolds LLC letterhead]

Report of Independent Registered Public Accounting Firm

Board of Directors and Owners

RTS Oil LLC

We have audited the accompanying balance sheets of RTS Oil LLC as of March 31, 2013 and 2012 and the related statements of operations and comprehensive income, changes in owners’ equity, and cash flows for each of the two years in the period ended March 31, 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RTS Oil LLC at March 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mantyla McReynolds LLC

Mantyla McReynolds LLC

Salt Lake City, Utah

September 16, 2013

RTS OIL LLC

BALANCE SHEETS

(In thousands)

	As of March 31,	As of March 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 3	$ 532
Accounts receivable, net of allowance for doubtful accounts of $15 and $16, respectfully	1,466	768
Accounts receivable pledged as security to creditors, net	1,843	-
Inventories, net	16,893	37,147
Advances to suppliers, net of allowance of $175 and $179, respectfully	32,165	26,391
Taxes receivable	-	782
Deferred tax assets	3	3
Other receivable	342	349
Total current assets	52,715	65,972

NON-CURRENT ASSETS
Property and equipment, net	374	320
Long-term loans from related parties	-	199
Total non-current assets	374	519

TOTAL ASSETS	$ 53,089	$ 66,491

LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 538	$ 14,964
Interest payable	382	310
Advances from customers	1,106	1,572
Taxes payable	3,491	422
Lines of credit payable	46,968	43,412

Total current liabilities	52,485	60,680

OWNERS' EQUITY
Owners' equity	6,398	1,938
Retained earnings	4,801	3,676
Contributions receivable	(10,705)	-
Accumulated other comprehensive income	110	197
Total owners’ equity	604	5,811

TOTAL LIABILITIES AND OWNERS' EQUITY	$ 53,089	$ 66,491

The accompanying notes are an integral part of these financial statements.

RTS OIL LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands)

	Year ended March 31,	Year ended March 31,
	2013	2012

Revenues, net	$ 81,815	$ 76,366

Costs and operating expenses
Crude oil and product costs	68,786	61,568
Selling, general and administrative expenses	1,509	1,741
Related party rent expense	4,588	4,670
Total operating expenses	74,883	67,979
Total operating income	6,932	8,387

Other income (expense), net	655	817
Interest expense	(5,021)	(5,451)
Income before provision for income taxes	2,566	3,753
Provision for income taxes	(1,441)	(1,177)
Net income	1,125	2,576
Other comprehensive income - foreign currency translation adjustment, net of tax	(87)	(39)
Total comprehensive income, net of tax	$ 1,038	$ 2,537

The accompanying notes are an integral part of these financial statements.

RTS OIL LLC

STATEMENTS OF CHANGES IN OWNERS’ EQUITY

(In thousands)

	Owners’ Capital	Retained Earnings	Subscription Receivable	Accumulated Other Comprehensive Income	Total Owners' Equity

Balances as of March 31, 2011	$ 1	$ 1,100	$ -	$ 236	$ 1,337

Net income	-	2,576	-	-	2,576
Related party contribution of rent expense in excess of contractual amounts	1,937	-	-	-	1,937
Foreign currency translation adjustment, net	-	-	-	(39)	(39)

Balances as of March 31, 2012	$ 1,938	$ 3,676	$ -	$ 197	$ 5,811

Net income	-	1,125	-	-	1,125
Related party contribution of rent expense in excess of contractual amounts	4,460	-	-	-	4,460
Subscription receivable	-	-	(10,705)	-	(10,705)
Foreign currency translation adjustment, net	-	-	-	(87)	(87)
Balances as of March 31, 2013	$ 6,398	$ 4,801	$ (10,705)	$ 110	$ 604

The accompanying notes are an integral part of these financial statements.

RTS OIL LLC

STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended March 31,	Year ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 1,125	$ 2,576
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	76	68
Deferred income taxes	-	(3)
Provision for (recovery of) bad debts	-	16
Related party rent expense in excess of contractual amount	4,466	4,670
Changes in operating assets and liabilities:
Accounts receivable	(717)	2,143
Accounts receivable pledged as security to creditors	(3,321)	-
Inventories	19,663	(13,866)
Advances to suppliers	(6,312)	(17,719)
Taxes receivable	772	283
Other receivable	-	(350)
Accounts payable and accrued liabilities	(14,224)	13,908
Interest payable	78	(179)
Advances from customers	(439)	531
Taxes payable	3,095	411
Net cash provided by (used in) operating activities	4,262	(7,511)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(137)	(63)
Net cash used in investing activities	(137)	(63)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on lines of credit	190,425	145,444
Payments on lines of credit	(184,552)	(137,552)
Payments on long-term loans from related parties	196	78
Dividends paid	(10,705)	-
Net cash provided by (used in) financing activities	(4,636)	7,970

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(18)	(4)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(529)	392
CASH AND CASH EQUIVALENTS — Beginning of period	532	140
CASH AND CASH EQUIVALENTS — End of period	$ 3	$ 532

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$ 5,379	$ 5,205
Cash paid for income taxes	18	757
NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES
Rent expense for loans from related party	$ -	$ 2,731
Rent expense as contributions to equity	4,460	1,937
Netting accounts receivable against line of credit under secured borrowing agreement	1,466	-

The accompanying notes are an integral part of these financial statements.

RTS OIL LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL INFORMATION

RTS OIL LLC (“RTS” or the “Company”), a Kazakhstan registered entity organized as a limited liability partnership, was founded in 2000 and is headquartered in Taraz, Kazakhstan. RTS is a distributor of refined oil products in the wholesale and retail markets in southern Kazakhstan.

RTS operates 19 gasoline stations and 7 crude oil and fuel terminals (“fuel tank farms”). Of the 7 fuel tank farms, the Company owns one fuel tank farm and leases 6 others with total storage capacity of more than 40,000 tons of crude oil and refined oil products. The Company leases the gasoline stations under operating lease agreements with related parties (see Note 6, Related Party Operating Leases, for additional information). The Company also owns a fleet of 28 trucks with capacities ranging from 20 to 34 tons of diesel/gasoline. Refined products are sold wholesale to other distributors and retail via RTS gasoline stations. The Company also supplies furnace fuel to refineries in the Kyrgyz republic for further processing.

On May 8, 2013, Geo Point Technologies, Inc. (“Geo Point”) entered into a Share Exchange Agreement (the “Agreement”) with RTS to acquire all of the issued and outstanding owners’ equity of RTS. Pursuant to the terms of the Agreement, RTS became a wholly owned subsidiary of Geo Point, and the RTS shareholders assumed the controlling interest in Geo Point. The Company will account for the transaction as a reverse acquisition whereby the operations of RTS will represent the historical operations of the Company in future filings with the Securities and Exchange Commission. See Note 13, Subsequent Events, for additional information.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires management to make judgments, estimates and assumptions that may affect the reported amounts of assets and liabilities as of the date of its financial statements as well as the reported amounts of revenues and expenses during the periods presented. These judgments, estimates and assumptions are used for, but not limited to: valuation allowances on current assets, useful lives of property and equipment, potential impairment of tangible assets, and the provision for income taxes including required valuation allowances. The Company bases its estimates on various factors and information which may include, but are not limited to, history and prior experience, experience of other enterprises in the same industry, and current economic conditions. Actual results may differ from these estimates, and these differences may be material.

Fair value of financial instruments

Carrying amounts of certain of the Company’s financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued liabilities, and lines of credit approximate fair values due to their short maturities.

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact, and takes into consideration the assumptions that market participants would use when pricing the asset or liability. The Company’s assessment of the significance of a particular input to the fair value measurement of an asset or liability requires management to make judgments and to consider specific characteristics of that asset or liability.

The current accounting guidance provides three levels of inputs that may be used to measure fair value, as follows:

-

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities.

-

Level 2—Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities.

-

Level 3—Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of assets or liabilities.

As of March 31, 2013 and 2012, the Company did not have Level 1, 2, or 3 financial assets, nor did it have any financial liabilities.

Related party transactions

For the purposes of these financial statements, parties are considered to be related if that relationship they are in satisfies criteria and requirements stated in ASC 850-10 Related Party Disclosures. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Cash and cash equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

Concentrations of credit risk and significant customers

The Company generates revenues principally from the sale of crude oil and refined oil products. As a result, the Company’s trade accounts receivable are concentrated primarily in these industries. The Company performs limited credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses. The Company considers the following factors when determining if collection of revenue is reasonably assured: customer creditworthiness, past transaction history with the customer, if any, current economic industry trends, and changes in customer payment terms. In some cases regarding new customers, management requires payment in full or letters of credit before goods are provided. If these factors do not indicate collection is reasonably assured, revenue is deferred until collection becomes reasonably assured, which is generally upon receipt of cash. During the periods presented, credit losses were not significant. See Note 11, Concentrations, for further details.

Inventories

Inventories are carried at the lower of cost or current market value. Market represents net realizable value of inventories, which is determined as an estimated net sales price in the ordinary course of business, less reasonably predictable cost of completion and disposal. As a result of the Company’s assessments, when the market value of inventory is less than the carry value, the inventory cost is written down to the market value and the write down is recorded as a charge to costs and operating expenses. Inventory primarily consists of crude and refined products, including intermediates. The cost of inventories is based on the first-in first-out method. Costs are comprised of direct purchase costs, cost of transportation and refining expenses. See Note 3, Inventory, for further details.

Property and equipment

Property and equipment are stated at historical cost less accumulated depreciation and impairment losses, if any. The costs of major renovations and improvements that lead to a prolongation of the useful life or expanded future use capabilities of an asset are capitalized and depreciated over the asset’s remaining useful life. Maintenance and repair costs that represent minor renewals and improvements are charged to expenses as incurred. Depreciation is charged to the statement of operations on а straight-line basis over the estimated useful lives of the individual assets. Depreciation commences on the date of acquisition.

The following useful lives are used as а basis for calculating depreciation:

Asset	Life - years
Buildings and constructions	8-50 years
Machinery and equipment	3-15 years
Vehicles	5-10 years
Other assets	3-10 years

The expected useful lives of property, plant and equipment are reviewed on an annual basis and, if necessary, changes in useful lives are accounted for prospectively. The carrying value of property, plant and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the Statement of Operations in the period in which the item is derecognized.

Impairment of long-lived assets

The Company evaluates long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If indicators of impairment exist and the undiscounted future cash flows that the assets are expected to generate are less than the carrying value of the assets, the Company reduces the carrying amount of the assets to their estimated fair values based on a discounted cash flow approach or, when available and appropriate, to comparable market values.

Revenue recognition

Revenue from the sale of crude oil and refined oil products is recorded net of all trade discounts and volume rebates. Revenue is recognized when the significant risks and rewards of ownership have been transferred to the buyer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods, and the amount of revenue can be measured reliably. Transfers of risks and rewards vary depending on the individual terms of the contract of sale.

All proceeds from sales in which the above criteria are not met are deferred until such criteria are met. At March 31, 2013 and 2012, the Company had advances from customers of $1,106 and $1,572, respectively, which were received for future purchases of the Company’s product.

All revenues are reported inclusive of shipping and handling costs billed. Shipping and handling costs incurred are reported in cost of products sold.

Value added and sales tax collected from customers

As a part of the Company’s normal course of business, value added and sales taxes are collected from customers. Such taxes collected are remitted, in a timely manner, to the appropriate governmental tax authority on behalf of the customer. The Company’s policy is to present revenue and costs, net of value added and sales taxes.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Management provides for probable uncollectible amounts through a charge to earnings and an increase to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a reduction to accounts receivable.

Cost classifications

Crude oil and product costs include the cost of crude oil and purchased finished products, inclusive of transportation and other costs attributable to the purchases of crude oil and finished products and are exclusive of depreciation and amortization. Selling, general and administrative expenses include compensation, professional services, marketing expenses, utilities, maintenance materials and services, and other support costs.

Income taxes

Provisions for income taxes include deferred taxes resulting from temporary differences in income for financial and tax purposes, using the liability method of accounting for income taxes. The liability method requires the effect of tax rate changes on current and accumulated deferred income taxes to be reflected in the period in which the rate change was enacted. The liability method also requires that deferred tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely to be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Estimated interest and penalties related to underpayment of income taxes are recorded as a component of income tax provision.

Foreign currency

The Kazakh Tenge is the functional currency of the Company. The respective balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The respective statements of operations and comprehensive income have been translated into USD using the average exchange rates prevailing during the periods of each statement. The corresponding translation adjustments are part of accumulated other comprehensive income and are shown as part of owners’ equity. Transaction gains or losses related to balances denominated in a different currency than the functional currency are recognized in the statement of operations. Net foreign currency transaction gains and losses included in the Company’s statements of operations were negligible for the years ended March 31, 2013 and 2012.

Comprehensive income

Total comprehensive income represents the net change in owners’ equity during a period from sources other than transactions with owners. Accumulated other comprehensive income is comprised solely of accumulated foreign currency translation adjustments.

Environmental matters

When it is probable that costs associated with environmental remediation obligations will be incurred and they are reasonably estimable, the Company accrues such costs at the most likely estimate. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study and are charged to provisions for closed operations and environmental matters. The Company periodically reviews the accrued liabilities for such remediation costs as evidence becomes available indicating that the remediation liability has potentially changed. Such costs are based on the current estimate of amounts that are expected to be incurred when the remediation work is performed within current laws and regulations.

Accounting for reclamation and remediation obligations, commonly referred to as an asset retirement obligation, requires management to make estimates unique to each operation of the future costs the Company will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated, if any. Under current laws, the Company is not required to perform any reclamation and remediation procedures if the current property were to be abandoned. However, future changes to environmental laws and regulations could increase the extent of reclamation and remediation work required. Any such increases in future costs could materially impact the amounts charged to earnings. As of March 31, 2013 and 2012, the Company has no accrual for reclamation and remediation obligations because the Company has not engaged in any significant activities that would require remediation under the current laws and regulations.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – INVENTORY

Inventory consisted of the following:

	Year ended March 31,	Year ended March 31,
	2013	2012
Refined oil products and additives	$ 16,254	$ 36,697
Crude oil	639	450
Total inventory	$ 16,893	$ 37,147

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following:

	Year ended March 31,	Year ended March 31,
	2013	2012
Buildings and constructions	$ 404	$ 302
Machinery and equipment	65	44
Vehicles	148	149
Other assets	327	331
Land	18	18
Total	962	844
Less: accumulated depreciation	(588)	(524)
Property and equipment, net	$ 374	$ 320

Depreciation expense was $76 and $68 for the years ended March 31, 2013 and 2012, respectively.

NOTE 5 - LINE OF CREDIT

As of March 31, 2012, the Company had entered into four revolving lines of credit with four banks. The related lines of credit bear interest at annual rates from 13% to 19%. Advances on the line of credit are due one year or sooner from the date of the advance and are collateralized by certain properties and equipments, inventories, sales contracts and personal guarantees of the owners. The outstanding balance due under the revolving lines of credit was $44,942 and $43,412 as of March 31, 2013 and 2012, respectively. The amounts have been classified as short-term lines of credit payable in the accompanying balance sheets as of March 31, 2013 and 2012. As of March 31, 2013 and 2012, the Company has withdrawn up to the maximum limits on the lines.

During the year ended March 31, 2013, the Company entered into a factoring agreement for financing purposes with the transfer of certain accounts receivable with a recourse provision. The agreement qualifies as a secured borrowing with collateral under the guidelines of ASC 860 Transfers and Servicing. The loans obtained under the agreement bear interest at annual rate of 18% and are presented as part of Lines of credit on the balance sheets. The assets pledged under the agreement are presented separately on the balance sheet as Accounts receivable pledged as security to creditors. As of March 31, 2013, the assets pledged and the related liabilities were $1,843 and $2,026, respectively.

NOTE 6 – RELATED PARTY OPERATING LEASES

At March 31, 2013 and 2012, the Company leased 6 of its fuel tank farms and 19 of its petrol stations under operating lease agreements from related parties (immediate family members of an owner). The agreements are cancelable upon initiation of either party within 3 months and set the rental payments at nominal amounts. The Company recorded the fair value of rental expense of $4,588 and $4,670 for the years ended March 31, 2013 and 2012, respectively.

For the year ended March 31, 2012, due to the related party nature of the operating lease agreements, the Company recorded the excess amount of fair value of rent expense over the contractual amount of rent expense as a contribution by the owners in the amount of $1,937 and as an offset for certain loans receivable from related parties in the amount of $2,731. For the year ended March 31, 2013, the Company recorded the excess amount of fair value of rent expense over the contractual amount of rent expense as a contribution by the owners in the amount of $4,460. All of the Company’s operating leases are cancellable with a notice period of less than one year.

NOTE 7 - INCOME TAXES

Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in income in the period that includes the enactment date.  Under current tax law in the Republic of Kazakhstan, the Company is and will be subject to the 20% corporate income tax rate.

The provision for income taxes consisted of the following:

	Year ended March 31,
	2013	2012
Current	$ 1,441	$ 1,180
Deferred	-	(3)
Total income tax expense	$ 1,441	$ 1,177

Following is a reconciliation of income taxes calculated at the federal statutory rates to the provision for income taxes:

	Year ended March 31,
	2013	2012
Tax at statutory rate of 20%	$ 513	$ 751
Non-deductible expenses	928	426
Income tax expense	$ 1,441	$ 1,177

The temporary differences which give rise to the deferred income tax assets are Allowance for doubtful accounts – accounts receivables in the total amounts of $0 and $3 as of March 31, 2013 and 2012, respectively.

In assessing the realizability of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those differences become deductible or tax loss carry forwards are utilized.  Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon an assessment of the level of historical taxable income and projections for future taxable income over the periods on which the deferred tax assets are deductible or can be utilized, Management believes it is likely that the Company will realize all of the benefits of the deferred tax assets as of March 31, 2013 and 2012.

The Company has also incurred various other taxes, comprised primarily of business taxes, value-added taxes, property taxes, local and municipal fees. Any unpaid amounts are reflected on the balance sheets as accrued taxes payable or receivable.

The last five tax years remain subject to examination by the appropriate government agencies for Kazakhstan tax purposes.

The Company reviewed its tax positions and determined that all of its positions are greater than 50% likely to be realized.

NOTE 8 – EQUITY

RTS Oil LLC, a Kazakhstan registered entity organized as a limited liability partnership, beneficially owned by Mr. Rafael Gavrielov, has three shareholders in the name of Ms. Isabekova Zhanat Zhaksylykovna, an individual Kazakhstan citizen, residing in Taraz, Kazakhstan, Mrs. Kurmanbekov Sultan Kaspakovich, an individual Kazakhstan citizen, residing in Taraz, Kazakhstan, and Ms. Gavrielova Yulia Rafaelievna, an individual Kazakhstan citizen, residing in Taraz, Kazakhstan.

Contributions receivable

During the year ended March 31, 2013, the Company declared and paid a cash dividend in the total amount of $10,705. It later rescinded the decision in accordance with the terms of the original dividend declaration and the total amount of dividend was to be repaid back to the Company. Subsequent to March 31, 2013, the total amount of dividend was repaid back to the Company in full.

Contributions of rent expense in excess of contractual amounts

In connection with the related party operating leases, the Company records the amount of fair value of rent expense in excess of the contractual amount of rent expense as contributions by the owners. For the years ended March 31, 2013, and 2012, the Company recorded contributions in the amount of $4,460 and $1,937, respectively. See Note 6, Operating Leases, for more details.

NOTE 9 - RELATED PARTY TRANSACTIONS

Operating leases

The Company leases 6 of its fuel tank farms and 19 of its petrol stations under operating lease agreements with immediate family members of an owner. See Note 6, Related Party Operating Leases, for additional information.

Notes receivable

During the year ended March 31, 2011, the Company advanced $3,039 to a related party (an immediate family member of an owner) under the long-term loan agreement. The outstanding balances are presented as loans from related parties on the Balance Sheets and were $0 and $199 as of March 31, 2013 and 2012, respectively.

For the year ended March 31, 2012, the Company recorded proceeds in the amount of $2,731 as an offset against the excess amount of fair value of rent expense. For the year ended March 31, 2013 and March 31, 2012, the Company collected $199 balance and $78, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Insurance

The insurance industry in Kazakhstan is at the developing stage and many forms of insurance protection common in other countries of the world are not yet generally available. The Company has full coverage for its fuel tank farms, vehicles, third party liability in respect of property or environmental damages arising from accidents or the Company’s operations. There is still a risk that the loss or destruction of certain assets could have a material adverse effect on the Company’s operations and financial position.

Taxation

Different Kazakhstani legislation acts and norms are often unclear, contradictory and subject to varying interpretation by different tax authorities and the Ministry of Finance of the Republic of Kazakhstan. Frequently, disagreements in opinions occur among local, regional and national tax authorities. The current regime of imposing fines and penalties for identified violations of Kazakhstani legislation, statutes and standards is sufficiently severe. Sanctions include confiscation of questionable amounts (for violation of currency control), as well as fines of 50% of accrued tax. The penalty rate is 22.5%.

There is a degree of uncertainty for the Company associated with the assessment of its tax obligations. The tax system and tax legislation in the Republic of Kazakhstan has been in place for a relatively short period of time and often undergo amendments that can be interpreted in different ways. Management's interpretation of such legislation as applied to the Company may be challenged by the relevant tax authorities, as a result additional tax obligations such as fines and penalties may be imposed which could have a material adverse effect on the financial position and operations of the Company. In this case, all subsequent periods may also have a material adverse effect because of the cumulative nature of the calculation of income tax.

The Company considers that it has accrued or paid all applicable taxes. The Company’s policy assumes accrual of provisions in the period when probability of losses can be reliably assessed. However, in view of the above circumstances, there is a risk that relevant authorities may take a different position in the interpretation of tax legislation which can lead to significant additional tax liabilities.

Environmental Issues

The Company is subject to various environmental laws and regulations of the Republic of Kazakhstan. Management believes that the Company complies with all government requirements regarding environment protection. However, there is no assurance that contingent liabilities will not arise. See Note 2 for additional information.

Litigation

In the normal course of the Company’s business, legal proceedings may be brought against the Company arising out of current and past operations, including matters related to commercial disputes, product liability, premises liability and personal injury claims, allegations of compliance with law violations, consumer claims, general environmental claims, allegations of exposures of third parties to toxic substances and other legal claims.

There were no contingent liabilities at March 31, 2013 and 2012.

NOTE 11 – CONCENTRATIONS

As of March 31, 2013, two customers accounted for 80% of the Company’s accounts receivable. As of March 31, 2012, three customers accounted for 79% of the Company’s accounts receivable.

For the year ended March 31, 2013, two customers accounted for 24.4% and 12.2% of sales, respectively. For the year ended March 31, 2012, no customer accounted for more than 10% of sales.

For the year ended March 31, 2013, purchases from four suppliers accounted for 14.1%, 13.4%, 12.2% and 10.8%

of purchases, respectively. For the year ended March 31, 2012, purchases from three suppliers accounted for 40.5%, 11.4% and 11.4 % of purchases, respectively.

The loss of any significant customer or supplier could have an adverse effect on the Company.

NOTE 12 – SEGMENT REPORTING

The Company has one operating segment, which was identified based upon the availability of discrete financial information and the chief operating decision makers’ regular review of financial information.

NOTE 13 - SUBSEQUENT EVENTS

On May 8, 2013, Geo Point acquired 100% of the ownership of RTS via a share exchange agreement and on July 2, 2013, changed its name to RTS Oil Holdings Inc. The acquisition is accounted for as a reverse acquisition in accordance with ASC 805 Business Combinations as it was determined that RTS is the accounting acquirer because of the significant holdings and influence of the control group before and after the acquisition. In connection with the transaction, RTS owners held approximately 70% of Geo Point’s issued and outstanding common stock.

The Company has evaluated subsequent events through September 16, 2013, the date the financial statements were issued.  Other than the aforementioned subsequent events shown above, there were no recognized or non-recognized transactions occurring subsequent to year end.

(b)

INDEX

Page

Pro-Forma Financial Statements of RTS Oil Holdings, Inc.

Pro-Forma Condensed Combined Balance Sheet as of March 31, 2013	22

Pro-Forma Condensed Combined Statement of Operations for the year ended March 31, 2013	23

Notes to unaudited Pro-Forma Condensed Combined Financial Statements	24

RTS OIL HOLDINGS, INC.

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2013

(In thousands, except per share data)

(Unaudited)

	RTS	Geo Point	Pro-forma Adjustments		Pro-forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 3	$ 5	$ -		$ 8
Accounts receivable, net	1,466	36	-		1,502
Accounts receivable pledged as security to creditors	1,843	-	-		1,843
Inventories	16,893	-	-		16,893
Advances to suppliers, net	32,165	-	-		32,165
Prepaids and other current assets	-	32	-		32
Deferred tax assets	3	-	-		3
Other receivable	342	-	-		342
Current assets of discontinued operations	-	100	-		100
Total current assets	52,715	173	-		52,888

NON-CURRENT ASSETS
Property and equipment, net	374	3,878	-		4,252
Value-added tax receivable	-	114	-		114
Goodwill	-	-	2,698	(4)	2,698
Assets of discontinued operations	-	7	-		7
Total non-current assets	374	3,999	2,698		7,071
TOTAL ASSETS	$ 53,089	$ 4,173	$ 2,698		$ 59,959

LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 538	$ 1,201	$ -		$ 1,739
Interest payable	382	-	-		382
Advances from customers	1,106	469	-		1,575
Unearned revenue	-	-	-		-
Taxes payable	3,491	-	-		3,491
Lines of credit payable	46,968	191	-		47,159
Notes payable	-	903	-		903
Capital lease payable	-	598	-		598
Payable to related parties	-	433	-		433
Current liabilities of discontinued operations	-	134	-		134
Total current liabilities	52,485	3,929	-		56,415

OWNERS' EQUITY
Preferred stock; $0.001 par value; 5,000,000 shares authorized; none outstanding	-	-	-		-
Common stock; par value of $0.001; 100,000,000 shares authorized; 10,021,667 shares issued and outstanding on a historical basis; 33,333,334 shares issued and outstanding on a pro-forma basis	-	10	23	(5)	33
Additional paid-in capital	-	5,742	(23)	(5)	9,072
			2,698	(4)
			(5,742)	(3)
			6,398	(6)
Owners' equity	6,398	-	(6,398)	(6)	-
Retained earnings (Accumulated deficit)	4,801	(4,323)	5,742	(3)	6,220
Subscription receivable	(10,705)	-	-		(10,705)
Accumulated other comprehensive gain (loss)	110	(1,186)	-		(1,076)
Total owners’ equity	604	243	2,698		3,545
TOTAL LIABILITIES AND OWNERS' EQUITY	$ 53,089	$ 4,173	$ 2,698		$ 59,959

See accompanying notes

RTS OIL HOLDINGS, INC.

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended March 31, 2013

(In thousands, except per share data)

(Unaudited)

	RTS	Geo Point	Pro-forma Adjustments		Pro-forma Combined

Revenues	$ 81,815	$ 161	$ -		$ 81,976

Costs and operating expenses
Crude oil and product purchases	68,786	-	-		68,786
Cost of refining revenues	-	96	-		96
Selling, general and administrative expenses	1,509	313	-		1,823
Depreciation and amortization	-	287	-		287
Rent expense	4,588	-	-		4,588
Total operating expenses	74,883	696	-		75,580

Other income (expense), net	655	(6)	-		649
Interest expense	(5,021)	(486)	-		(5,507)
Income (loss) before provision for income taxes	2,566	(1,027)	-		1,538
Provision for income taxes	(1,441)	-	-		(1,441)
Net income (loss)	1,125	(1,027)	-		97
Net loss from discontinued operations	-	(44)			(44)
Net income (loss) including discontinued operations	1,125	(1,071)	-		53
Other comprehensive income (loss) - foreign currency translation adjustment	(87)	(174)			(261)

Comprehensive income (loss)	$ 1,037	$ (1,245)	$ -		$ (208)

Basic and dilutive earnings (loss) per share - continuing operations		$ (0.10)			$ 0.00

Basic and dilutive earnings (loss) per share - discontinued		$ (0.01)			$ (0.00)

Basic and dilutive earnings (loss) per share		$ (0.11)			$ 0.00

Basic and dilutive weighted average shares outstanding		10,021,667	23,311,667	(1)	33,333,334

See accompanying notes

NOTES TO UNAUDITED PRO-FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

Basis of presentation

On May 8, 2013, Geo Point Technologies, Inc. (“Geo Point”, “Company”) entered into a Share Exchange Agreement (the “Agreement”) with RTS Oil LLC (“RTS”), a wholesale and retail distributor of fuel to population centers in southern Kazakhstan, to acquire all of the equity of RTS. The Company completed the acquisition of all the assets and business of RTS in exchange for 69,935,000 shares of the Geo Point’s common stock. On May 13, 2013, the Company’s Board of Directors also approved a one for three (1 for 3) reverse split of the outstanding common stock of the Company, while retaining the present authorized common and preferred shares and par value and with appropriate adjustments in the capital accounts of the Company.

On July 2, 2013, Geo Point changed its name to RTS Oil Holdings, Inc. The acquisition is accounted for as a reverse acquisition in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations as it was determined that RTS is the accounting acquirer because of the significant holdings and influence of the control group before and after the acquisition. In connection with the transaction, RTS owners held approximately 70% of Geo Point’s issued and outstanding common stock.

RTS operates 19 gasoline stations and 7 crude oil and fuel terminals (“fuel tank farms”). Of the 7 fuel tank farms, the Company owns one fuel tank farm and leases 6 others with total storage capacity of more than 40,000 tons of crude oil and refined oil products. RTS leases the gasoline stations under operating lease agreements. The Company also owns a fleet of 28 trucks with capacities ranging from 20 to 34 tons of diesel/gasoline. Refined products are sold wholesale to other distributors and retail via RTS gasoline stations. RTS also supplies furnace fuel to refineries in the Kyrgyz republic for further processing.

The amount of the consideration given for the acquisition was determined pursuant to arm’s-length negotiations between the parties.  Prior to consummation of the Agreement, the Company shared no common officers, directors, or affiliates with RTS.

The acquisition of Geo Point and its subsidiary Sinur was accounted for using the purchase method of accounting in accordance with ASC 805 Business Combinations, whereby the estimated purchase would be allocated to tangible net assets acquired based upon preliminary fair values at the date of acquisition. We determined for accounting and reporting purposes that RTS is the acquirer because it remains under common control before and after the acquisition, holding approximately 70% of the outstanding common stock of the combined entities. Accordingly, the assets and liabilities of RTS are reported at historical costs and the historical results of RTS will be reflected in future RTS Oil Holdings, Inc. filings as a change in reporting entity. The assets and liabilities of Geo Point will be reported at fair value on the date of acquisition, and results of operations will be reported from the date of acquisition. We do not expect that the assets and liabilities will be reported materially different from their carrying values due to the limited operations of Geo Point. The consideration transferred was measured according to the ASC 805 Business Combinations and represents the fair value of 42.99% equity in RTS Oil LLC prior to the acquisition date. The consideration transferred was valued at $3,590. We measured and recognized goodwill at the acquisition date in the amount of $2,698, measured as the excess of the consideration transferred over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities of Geo Point.

The accompanying pro-forma financial information should be read in conjunction with the historical financial statements and related notes in RTS Oil LLC’s financial statements in the Form 8-K for the year ended March 31, 2013 and March 31, 2012 and Geo Point’s Annual Report on Form 10-K for the year ended March 31, 2013 and March 2012. The unaudited pro-forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro-forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Geo Point and RTS and the related notes thereto.

The unaudited pro-forma combined condensed balance sheet was prepared assuming the transaction closed on March 31, 2013. The unaudited pro-forma combined condensed statements of operations were prepared as if the acquisition had taken place at the beginning of the year ended March 31, 2013.

The columns captioned “Geo Point” represents the balance sheet of Geo Point as of March 31, 2013 and the related statements of operations for the year ended March 31, 2013. The columns captioned “RTS” represent the balance sheet of RTS Oil, LLC as of March 31, 2013 and the related statements of operations for the year ended March 31, 2013.

The unaudited pro-forma combined condensed balance sheet and statements of operations of RTS Oil Holding, Inc. have been prepared to give effect to the following pro-forma adjustments:

(1)

The acquisition of 100% of the equity of RTS Oil, LLC through the issuance of 69,935,000 (23,311,667 post reverse-split shares) shares of Geo Point’s common stock.

(2)

Geo Point did not have any dilutive instruments outstanding for the year ended March 31, 2013.

(3)

Represents the removal of $5,742 which represents the historical additional paid-in capital of Geo Point. The offset is to accumulated deficit for the exact amount. This adjustment assumes the assets and liabilities of Geo Point will be recorded at their carrying value which is representative of fair value.

(4)

Represents an entry to recognize goodwill at the acquisition date in the amount of $2,698, measured as the excess of the consideration transferred over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities of Geo Point.

(5)

Represents a reclassifying entry of $23 from additional paid-in capital to common stock for the net difference in par value of the shares received by RTS and the historical amounts recorded. Geo Point’s historical financial statements had previously reflected $10 within the common stock account. The account needed to reflect additional $23, which is par value of $0.001 times 23,311,667 common shares received.

(6)

Represents a reclassifying entry of $6,398 to reflect the owners’ equity of the RTS, the accounting acquirer, before the business combination.

(c)

Not applicable.

(d)

Exhibit Number	Title of Document	Location
10	Share Exchange Agreement*	Items 1.01, 2.01 and 3.01
Annexes
Participation Interest Purchase-Sale Agreement
Investment Letter
5	Legal Opinion (Reverse Split without Stockholder Approval in Utah)*	Item 8.01

*Filed with our 8-K Current Report dated May 8, 2013, and filed with the Securities and Exchange Commission on May 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTS Oil Holdings, Inc.
Registrant

Date: September 18, 2013	By:	/s/Jeffrey T. Jensen
Jeffrey T. Jensen
Vice President